THE FIRST MERCURY FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective as of August 21, 2007.

THE FIRST MERCURY FINANCIAL CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

ARTICLE I - PURPOSE; EFFECTIVE DATE

1.1.

Purpose. The purpose of the FIRST MERCURY FINANCIAL CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, is to permit a select group of highly compensated employees of First Mercury Financial Corporation (and its selected subsidiaries and/or affiliates) to defer the receipt of income which would otherwise become payable to them. It is intended that this Plan, by providing these eligible individuals with an opportunity to defer the receipt of income, will assist in the retaining and attracting individuals of exceptional ability.

1.2.	Effective Date. This Plan shall be effective on August 21, 2007. It is intended that all of the benefits payable under this Plan will be subject to the terms of Section 409A of the Code.

1.3.

Plan Type. For purposes of §409A, the amounts deferred as annual or discretionary contributions and benefits attributable thereto, shall be considered an nonelective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(B), or as otherwise provided by the Code.

ARTICLE II - DEFINITIONS

For the purpose of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1.

Account. “Account” means the account maintained on the books of the Company used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets. Account shall be deemed to exist from the time amounts are first credited to such Account until such time that the entire Account Balance has been distributed in accordance with this Plan.

2.1.

Annual Contribution. “Annual Contribution” means the amount credited to a Participant’s Account under Section 4.1, below. The amount of the Annual Contribution, if any, for each Participant shall be determined annually by the Committee in its sole discretion.

2.2.	Beneficiary. “Beneficiary” means the person, persons or entity as designated by the Participant, entitled under Article VI to receive any Plan benefits payable after the Participant’s death.

2.3.	Board. “Board” means the Board of Directors of the Company.

2.4.

Change in Control. A “Change in Control” shall mean a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as defined and determined under Section 409A(a)(2)(A)(v) of the Code (or its successor provisions), Treasury Notice 2005-1 and any further guidance published with respect to such term. Without in any way limiting the scope of the preceding sentence, a Change of Control shall be deemed to occur on the date upon which one of the following events occurs:

a)

any one person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or more than one person acting as a group (as determined under Treasury regulations), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of either the total fair market value or total voting power of the stock of the Company (except that the acquisition of additional control of the Company by the same person or persons during such 12-month period is not considered to cause a change in control of the Company); or

b)

any one person (as such term is used in the Exchange Act), or more than one person acting as a group (as determined under Treasury regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the Company (except that the acquisition of additional control of the Company by the same person or persons during such 12-month period is not considered to cause a change in control of the Company); or

c)

a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not recommended by a majority of the members of the Board prior to the date of the appointment or election; or

d)

any one person (as such term is used in the Exchange Act), or more than one person acting as a group (as determined under Treasury regulations), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

2.5.	Code. “Code” means the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

2.6.	Committee. “Committee” means the Committee appointed by the Board to administer the Plan pursuant to Article VII.

2.7.

Company. “Company” means First Mercury Financial Corporation, a Delaware corporation, and any directly or indirectly affiliated subsidiary corporations, any other affiliate designated by the Board, or any successor to the business thereof.

2.8.	Determination Date. “Determination Date” means each business day.

2.9.

Disability. “Disability means, with respect to a Participant who is a party to an employment agreement with the Company, a termination of such Participant’s employment due to a Disability as defined in such employment agreement, and with respect to all other Participants, a physical or mental condition whereby the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

2.10.	Discretionary Contribution. “Discretionary Contribution” means the Company contribution credited to a Participant’s Account(s) under Section 4.4, below.

2.11.

Financial Hardship. “Financial Hardship” means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant.

2.12.

Interest. “Interest” means the amount credited to or charged against a Participant’s Account on each Determination Date, which shall be based on the Valuation Funds chosen by the Participant as provided in Section 2.18, below and in a manner consistent with Section 4.3, below. Such credits or charges to a Participant’s Account may be either positive or negative to reflect the increase or decrease in value of the Account in accordance with the provisions of this Plan, and shall reflect the income, gains, losses, and expenses of the Valuation Funds since the prior Determination Date had the Account been invested in the applicable Valuation Funds.

2.13.

Participant. “Participant” means any individual who is eligible, pursuant to Section 3.1, below, to participate in this Plan, and who is determined by the Committee in their sole discretion as being eligible to receive an Annual Contribution or a Discretionary Contribution. Such individual shall remain a Participant in this Plan until such time as all benefits payable under this Plan have been paid in accordance with the provisions hereof.

2.14.	Plan. “Plan” means The First Mercury Financial Corporation Supplemental Executive Retirement Plan as set forth herein and as amended from time to time.

2.15.

Retirement. “Retirement” means the Separation from Service of a Participant from the employment with the Company, for reasons other than death or Disability, on or after the attainment of age sixty (60).

2.16.	Separation from Service. “Separation from Service” means a Participant’s “separation from service” with the Company, for any reason, within the meaning of Section 409A of the Code.

2.17.	Specified Employees. “Specified Employees” means key employees of the Company and its affiliates, as defined in Section 416(i) of the Code without regard to paragraph (5) thereof.

2.18.

Valuation Funds. “Valuation Funds” means one or more of the independently established funds (including mutual funds) or indices that are identified and listed by the Committee. These Valuation Funds are used solely to calculate the Interest that is credited to each Participant’s Account in accordance with Article IV, below, and does not represent, nor should it be interpreted to convey any beneficial interest on the part of the Participant in any asset or other property of the Company. The determination of the increase or decrease in the performance of each Valuation Fund shall be made by the Committee in its reasonable discretion. The Committee shall select the various Valuation Funds available to the Participants with respect to this Plan and shall set forth a list of these Valuation Funds attached hereto as Exhibit A, which may be amended from time to time in the discretion of the Committee.

2.19.	Years of Participation. “Years of Participation” means the number of complete years of service with the Company as determined by the Committee, in their sole discretion, after first becoming eligible for participation in this Plan.

ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.1.	Eligibility. Eligibility to participate in the Plan shall be limited to those select key employees of the Company who are designated by management, from time to time, and approved by the Committee.

3.2.

Participation. An individual’s participation in the Plan shall be effective upon notification to the individual by the Committee of eligibility to participate, and the completion and submission of an Allocation Form to the Committee no later than thirty (30) days following the notice of eligibility to participate in this Plan.

ARTICLE IV - PARTICIPANT ACCOUNT

4.1.

Annual Contributions. Annual Contributions and Interest thereon, shall be credited to the Participant’s Account at such times and in such amounts as recommended by the Committee, and this Account shall be used solely to calculate the amount payable to each Participant under this Plan and shall not constitute a separate fund of assets.

4.2.

Timing of Credits; Withholding. Any Annual Contributions shall be credited to the Account at the time and as provided by this Plan or as the Committee shall determine, but in no event will the Annual Credit attributable to any calendar year be made more than 60 days following the close of the calendar year, except that an initial Annual Credit may be made within 60 days of the effective date of the Plan. Any withholding of taxes or other amounts with respect to such contributions that is required by local, state or federal law shall be withheld from compensation otherwise payable to the Participant to the maximum extent possible, and any remaining amount shall reduce the amount credited to the Participant’s Account in a manner specified by the Committee.

4.3.

Valuation Funds. A Participant shall designate, at a time and in a manner acceptable to the Committee, one or more Valuation Funds for each Account for the sole purpose of determining the amount of Interest to be credited or debited to such Account. Such election shall designate the portion of the Account that shall be allocated among the available Valuation Fund(s), and such election shall become effective as determined by the Committee, but no later than five (5) business days following the date the election is filed with the Committee. The manner in which such elections shall be made and the frequency with which such elections may be changed and the manner in which such elections shall become effective shall be determined in accordance with the procedures to be adopted by the Committee or its delegates from time to time.

4.4.

Discretionary Contributions. In its sole discretion, the Company may make Discretionary Contributions to a Participant’s Account. Discretionary Contributions shall be credited at such times and in such amounts as recommended by the Committee and approved by the Compensation Committee of the Board, or the Board in its sole discretion.

4.5.	Determination of Account. Each Participant’s Account as of each Determination Date shall consist of the balance of the Account as of the immediately preceding Determination Date, adjusted as follows:
a)	Annual Contributions. Each Account shall be increased by any Annual Contributions credited since such prior Determination as set forth above and as directed by the Committee.

b)

Discretionary Contributions. The Account shall be increased by any Discretionary Contributions credited since such prior Determination as set forth above in section 4.4 or as otherwise directed by the Committee.

c)

Distributions. Each Account shall be reduced by the amount of each benefit payment made from that Account since the prior Determination Date. Distributions shall be deemed to have been made proportionally from each of the Valuation Funds maintained within such Account based on the proportion that such Valuation Fund bears to the sum of all Valuation Funds maintained within such Account for that Participant as of the Determination Date immediately preceding the date of payment.

c)

Interest. Each Account shall be increased or decreased by the Interest credited to such Account since such Determination Date as though the balance of that Account as of the beginning of the current month had been invested in the applicable Valuation Funds chosen by the Participant.

4.6.	Vesting of Account. Each Participant shall be vested in the amounts credited to such Participant’s Account and Interest thereon as follows:

a)	Annual Contributions. A Participant shall be vested in the Annual Contributions, and Interest thereon according to the following schedule based on Years of Participation:

Years of Participation	Vesting Percentage
Less than 7	0%
7 years	50%
8 years	67%
9 years	84%
10 years or more	100%

b)	Discretionary Contributions. A Participant’s Discretionary Contributions and Interest thereon shall become vested as determined by the Committee.

c)

Effect of Death, Disability or Retirement. Notwithstanding anything to the contrary, a Participant’s Account shall become one hundred percent (100%) vested upon the death, Disability, or Retirement of the Participant or upon a Change in Control.

4.7.

Statement of Account.      To the extent that the Company does not arrange for the Account balance to be accessible online by the Participant, the Committee shall provide to each Participant a statement showing the balances in the Participant’s Account no less frequently than annually.

ARTICLE V - PLAN BENEFITS

5.1.	Retirement. The Participant’s Account shall be distributed to the Participant upon the Participant’s Separation from Service with the Company after attaining Retirement.
a)

Timing of Payment. Subject to Section 5.5, benefits payable from the Participant’s Account shall commence as soon as practical after the date of the Participant’s Separation from Service, but no later than ninety (90) days following the Participant’s Separation from Service.

b)

Form of Payment. The form of benefit payment shall be the form selected by the Participant in the first Deferral Commitment which designated that a portion of the Compensation deferred be allocated to the Participant’s Account. The permissible forms from which the Participant may select shall include only the following:

i)	A lump sum amount which is equal to the vested Account balance;
ii)	Annual installments for a period of five (5) years; or
iii)	Annual installments for a period of ten (10) years.

With respect to annual installments, each annual payment shall be equal to the balance of the Account immediately prior to the payment, multiplied by a fraction, the numerator of which is one (1) and the denominator of which commences at the number of annual payment initially chosen and is reduced by one (1) in each succeeding year. The initial payment shall be made as stated above, and subsequent payments shall be made on the anniversary of the initial payment.

5.2.

Prior to Retirement. Subject to Section 5.5, upon Separation from Service with the Company prior to Retirement, the Participant’s vested Account shall be distributed to the Participant in the form of a lump sum payable as soon as practical after the date of the Participant’s Separation from Service, but no later than ninety (90) days following the Participant’s Separation from Service.

5.3.

Death Benefit. Upon the death of a Participant prior to the commencement of benefits under this Plan, the Company shall pay to the Participant’s Beneficiary an amount equal to the Account balance in the form of a lump sum payment. In the event of the death of the Participant after the commencement of benefits under this Plan, the benefits shall be paid to the Participant’s designated Beneficiary from the Account at the same time and in the same manner as if the Participant had survived.

5.4.

Hardship Distributions. Upon a finding that a Participant has suffered a Financial Hardship, the Committee may, in its sole discretion, make distributions from the Participant’s Account. The amount of such distribution shall be limited to the amount reasonably necessary to meet the Participant’s needs resulting from the Financial Hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Financial Hardship is or may be relieved through the reimbursement or compensation by insurance, or otherwise or by liquidation of the Participant’s assets (to the extent that liquidation of such assets would not itself cause severe financial hardship). The amount of such distribution will not exceed the Participant’s vested Account balance.

5.5.

Payment to Specified Employees. Notwithstanding anything else to the contrary, payments of benefits from the Account caused by the Separation from Service (for reason other than death) of a Participant who is determined to meet the definition of Specified Employee shall be payable as otherwise provided, except that the initial payment shall be made no earlier than the six (6) months following the Separation from Service with the Company.

5.6.

Payments in Connection with a Domestic Relations Order. Notwithstanding anything to the contrary, the Company may make distributions to someone other than the Participant if such payment is necessary to comply with a domestic relations order, as defined in §414(p)(1)(B), involving the Participant. Where the domestic relations order permits discretion on the part of the non-Participant spouse and such discretion has not been exercised, the Company shall distribute to the non-Participant spouse the amounts subject to the order as soon as practical.

5.7.

Withholding; Payroll Taxes. The Company shall withhold from any payment made pursuant to this Plan any taxes required to be withheld from such payments under local, state or federal law. A Beneficiary, however, may elect not to have withholding of federal income tax pursuant to Section 3405(a)(2) of the Code, or any successor provision thereto.

5.8.

Payment to Guardian. If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such benefit.

5.9.

Effect of Payment. The full payment of the applicable benefit under this Article V shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s Beneficiary) with respect to the operation of this Plan, and the Participant’s (and Participant’s Beneficiary’s) rights under this Plan shall terminate.

ARTICLE VI - BENEFICIARY DESIGNATION

6.1.

Beneficiary Designation. Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of Participant’s death prior to complete distribution of the Participant’s vested Account balance. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only when filed with the Committee during the Participant’s lifetime.

6.2.

Changing Beneficiary. Any Beneficiary designation may be changed by a Participant without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee.

6.3.

No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:

a)	The Participant’s surviving spouse;
b)

The Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living;

c)	The Participant’s estate.

6.4.	Effect of Payment. Payment to the Beneficiary shall completely discharge the Company’s obligations under this Plan.

ARTICLE VII - ADMINISTRATION

7.1.

Committee; Duties. This Plan shall be administered by the Committee, which shall consist of those individuals named by the Board, except in the event of a Change in Control as provided in Section 7.5 below. The Committee shall have the authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as they may arise in such administration. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan.

7.2.

Agents. The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

7.3.

Binding Effect of Decisions. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4.

Indemnity of Committee. The Company shall indemnify and hold harmless the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan on account of such member’s service on the Committee, except in the case of gross negligence or willful misconduct.

7.5.

Election of Committee After Change in Control. After a Change in Control, vacancies on the Committee shall be filled by majority vote of the remaining Committee members and Committee members may be removed only by such a vote. If no Committee members remain, a new Committee shall be elected by majority vote of the Participants in the Plan immediately preceding such Change in Control. After a Change in Control, no amendment shall be made to Article VII or other Plan provisions regarding Committee authority with respect to the Plan without prior approval by the Committee.

ARTICLE VIII - CLAIMS PROCEDURE

8.1.

Claim. Any person or entity claiming a benefit, requesting an interpretation or ruling under the Plan (hereinafter referred to as “Claimant”), or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practical, but in no event later than ninety (90) days after receiving the initial claim (or no later than forty-five (45) days after receiving the initial claim regarding a Disability under this Plan).

8.2.	Denial of Claim. If the claim or request is denied, the written notice of denial shall state:

a)	The reasons for denial, with specific reference to the Plan provisions on which the denial is based;
b)

A description of any additional material or information required and an explanation of why it is necessary, in which event the time frames listed in section 8.1 shall be one hundred and eighty (180) and seventy-five (75) days from the date of the initial claim respectively;

c)	An explanation of the Plan’s claim review procedure; and
d)	A description of the claimant’s right to file suit under section 502(a) of ERISA in the case of an adverse determination on appeal.

8.3.

Review of Claim. Any Claimant whose claim or request is denied or who has not received a response within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) may request a review by notice given in writing to the Committee. Such request must be made within sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Claimant of the written notice of denial, or in the event Claimant has not received a response sixty (60) days (or one hundred and eighty (180) days in the event of a claim regarding a Disability) after receipt by the Committee of Claimant’s claim or request. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the Claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4.

Final Decision. The decision on review shall normally be made within sixty (60) days (or forty-five (45) days in the event of a claim regarding a Disability) after the Committee’s receipt of claimant’s claim or request. If an extension of time is required for a hearing or other special circumstances, the Claimant shall be notified and the time limit shall be one hundred twenty (120) days (or ninety (90) days in the event of a claim regarding a Disability). The decision shall be in writing and shall state the reasons and the relevant Plan provisions, and shall include a statement of the claimant’s right to file suit under section 502(a) of ERISA. All decisions on review shall be final and bind all parties concerned.

ARTICLE IX - AMENDMENT AND TERMINATION OF PLAN

9.1.	Amendment. The Board may at any time amend the Plan by written instrument, except that no amendment shall reduce the amount accrued in any Account as of the date the amendment is adopted.

9.2.

Company’s Right to Terminate. The Board may, in its sole discretion, terminate the entire Plan, as a nonelective account balance plan as defined in Treas. Reg. §1.409A -1(c)(2)(i)(B), and require distribution of all benefits due under the Plan or portion thereof, provided that:

a)	The termination of the Plan does not occur proximate to a downturn in the financial health, as determined by the Committee, of the Company;
b)	The Company also terminates all other plans or arrangements which are considered to be of a similar type as defined in Treas. Reg. §1.409A -1(c)(2)(i), or as otherwise provided by the Code;
c)

No payments made in connection with the termination of the Plan occur earlier than 12 months following the Plan termination date other than payments the Plan would have made irrespective of Plan termination;

d)	All payments made in connection with the termination of the Plan are completed within 24 months following the Plan termination date;
e)	The Company does not establish a new plan of a similar type as defined in Treas. Reg. §1.409A -1(c)(2)(i), within 3 years following the Plan termination date; and,
f)

The Company meets any other requirements deemed necessary to comply with provisions of the Code and applicable regulations which permit the acceleration of the time and form of payment made in connection with plan terminations and liquidations.

ARTICLE X - MISCELLANEOUS

10.1.

Unfunded Plan. This plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA.

10.2.

Unsecured General Creditor. Notwithstanding any other provision of this Plan, Participants and Participants’ Beneficiary shall be unsecured general creditors, with no secured or preferential rights to any assets of the Company or any other party for payment of benefits under this Plan. Any property held by the Company for the purpose of generating the cash flow for benefit payments shall remain its general, unpledged and unrestricted assets. The Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

10.3.

Trust Fund. The Company shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one (1) or more trusts, with such trustees as the Board may approve, for the purpose of assisting in the payment of such benefits. The assets of any such trust shall be held for payment of all the Company’s general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.

10.4.

Nonassignability.          Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgements, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

10.5.

Not a Contract of Employment. This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

10.6.

Protective Provisions. A Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as the Company may deem necessary and taking such other action as may be requested by the Company.

10.7.	Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Michigan, except as preempted by federal law.

10.8.

Validity. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9.

Notice. Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in the Company’s records.

10.10.

Successors. The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

FIRST MERCURY FINANCIAL CORPORATION

By:	/s/ John A. Marazza

Name: John A. Marazza

Title: Executive Vice President, Chief Financial Officer

Treasurer and Corporate Secretary

Dated: August 21, 2007